UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283
(Commission File Number)	(I.R.S. Employer Identification Number)

One SE Convenience Blvd., Ankeny, Iowa
(Address of principal executive offices)

50021
(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CASY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2020, Casey’s General Stores, Inc. (the “Company”) announced that Ena Williams has been appointed as the Company’s Chief Operating Officer, effective June 1, 2020 (the “Effective Date”).

Ms. Williams, age 51, most recently served as Chief Executive Officer of National HME, Inc. (“NHME”), a position she held through March 2020.  Prior to joining NHME, Ms. Williams was employed by 7-Eleven, Inc. from 2008 to 2018, where she held numerous senior management roles, most recently Senior Vice President and Head of International. Before 7-Eleven, Ms. Williams held management roles within ExxonMobil, and before that, at Mobil Oil Corporation.  She holds a Master’s of Business Administration degree from the Wharton School of the University of Pennsylvania and a Bachelor of Arts degree in Economics and African-American Studies from the University of Virginia.  In addition, Ms. Williams has served as an independent director of Daseke, Inc. (Nasdaq: DSKE) since June 2019.

There is no family relationship between Ms. Williams and any of the Company’s directors or executive officers.  Ms. Williams has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement

On May 8, 2020, the Company entered into an Employment Agreement (the “Employment Agreement”) and a Change of Control Agreement (the “COC Agreement”) with Ms. Williams.  Ms. Williams’ annual compensation will consist of (a) a base salary at an annual rate of at least $650,000, (b) an annual “target” bonus opportunity equal to at least 75% of base salary, and (c) an annual long-term incentive award with a “target” grant date value equal to at least 175% of base salary.

In addition, the Employment Agreement provides for certain special, one-time items in connection with Ms. Williams’ hiring, including a make-whole equity-based award and certain relocation benefits.  The make-whole award will consist of restricted stock units with a grant date value equal to $900,000, which will vest over a three-year period in equal installments on each of the first three anniversaries of the grant date.

Ms. Williams will be required to relocate to Des Moines, Iowa, or the surrounding area.  In connection therewith, the Company will reimburse Ms. Williams for up to an aggregate of $200,000 for (a) transaction costs in connection with selling her current residence and purchasing a new one, (b) certain costs for shipping her personal items, and (c) the costs of certain roundtrip travel between Texas and Iowa.  Such amounts are subject to repayment by Ms. Williams if her employment is terminated prior to the first anniversary of the Effective Date by Ms. Williams without good reason or by the Company for cause. In addition, the Company will provide Ms. Williams with a monthly temporary housing reimbursement of up to $5,000 through the earlier of the sale of her residence in Texas and November 30, 2020.  Ms. Williams is responsible for her taxes with respect to the relocation benefits.

In the event of a termination of Ms. Williams’ employment by the Company without cause or by Ms. Williams for good reason (other than within 24 months following a change of control), she would be entitled to cash severance payments equal to 18 months’ base salary and COBRA premiums, payable in equal installments over 18 months, subject to the execution of a general release in favor of the Company and compliance with non-competition/solicitation covenants. In the event of a termination of employment within 24 months following a change of control, Ms. Williams would instead become eligible for all of the rights, payments and benefits set forth in the COC Agreement, as described below.

Change of Control Agreement

The COC Agreement is effective from the Effective Date through June 30, 2023, except that commencing on June 30, 2022, and each June 30th thereafter, it will automatically extend for one year, unless either party provides notice of non-renewal at least 60 days prior to the applicable renewal date.  In the event the Company enters into an agreement, the consummation of which would result in a change of control of the Company, or any person publicly announces an intention to take actions that would constitute a change of control, the Company may not provide notice of non-renewal of the COC Agreement until at least one month following the public announcement of the abandonment of the transaction that resulted in such potential change of control.

In the event Ms. Williams’ employment is terminated during the term of the COC Agreement by the Company without cause or by Ms. Williams for good reason (each, as defined in the COC Agreement and referred to as a “Qualifying Termination”), Ms. Williams would be entitled to a lump-sum cash severance payment in an amount equal to the sum of (a) two times the sum of Ms. Williams’ then-current annual base salary (or, if higher, the annual base salary in effect immediately prior to the change of control) and the greater of the annual bonus received by Ms. Williams for the last full fiscal year prior to such termination or the last full fiscal year prior to the change of control (the “Recent Bonus”), (b) a pro rata Recent Bonus and (c) an amount equal to 24 months of Ms. Williams’ monthly COBRA premiums.  If Ms. Williams experiences a Qualifying Termination following a potential change of control but prior to a change of control, and it is demonstrated that such Qualifying Termination was at the request of the potential acquirer or otherwise was in connection with the change of control and the change of control actually occurs, then Ms. Williams would be entitled to receive a lump-sum cash payment within 30 days following such change of control equal to the excess, if any, of the aggregate severance payments described in the preceding sentence over the aggregate severance payments Ms. Williams would have received under the Employment Agreement (or any other applicable plan or agreement) as a result of such Qualifying Termination.

Ms. Williams is not entitled to any excise tax gross-up payments with respect to Section 280G of the Internal Revenue Code.  Instead, the COC Agreement provides for a “best net” approach, whereby change of control payments are limited to the threshold amount under Section 280G if it would be more favorable to Ms. Williams on a net after-tax basis than receiving the full payments and paying the excise taxes.

The foregoing summaries of the Employment Agreement and the COC Agreement are general descriptions only and are qualified in their entirety by reference to the full text of the Employment Agreement (including the COC Agreement, which is an exhibit to the Employment Agreement) which is filed as Exhibit 10.1 to this Current Report, and is incorporated herein by reference.  The Company’s related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated May 8, 2020, between the Company and Ena Williams (with the Change of Control Agreement attached as an exhibit thereto)
99.1	Press Release issued by Casey’s General Stores, Inc. dated May 13, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Dated: May 13, 2020	By:	/s/ William J. Walljasper
William J. Walljasper
Senior Vice President and
Chief Financial Officer